YINFU GOLD CORPORATION
DEMAND NOTICE
JUNE 18, 2012

The undersigned, Tsap Wai Ping, President, Chief Executive Officer, and Director of Yinfu Gold Corporation (the "Company") hereby issues this Demand Notice to:

Wilson Huang Dong-Sheng
Herman Lo Fu Man
Augustine Yim-Pan Cheung
Gang Xiao
Grant B. Walsh
Joseph Shuen-Chuen Chan
Wang Nan
Charles Lam

Under Corporate Governance, internal control procedures are policies implemented by an entity's board of directors, audit committee, management, and other personnel to provide reasonable assurance of the entity achieving its objectives related to reliable financial reporting, operating efficiency, and compliance with laws and regulations.

This is the final irrevocable demand that all the items listed be returned in good and usable condition within the allotted time.

We have instructed our counsel to advice us any legal action for their return together with the collection of damages to the Company if you do not live up to this obligation by 5pm (Hong Kong time) June 22, 2012. Yinfu Gold Corporation will file full disclosure with the United States Securities Commission, the Public Company Accounting Oversight Board (P.C.A.O.B.) and take other possible legal action if this is not complied.

Yinfu Gold Corporation hereby demands the following:

1. All Transfer Agent (Transfer Online) Access Codes
2. Transfer of All Transfer Agent Access Rights
3. All Financial Records since Inception
4. All Original Corporate Records (Including all subsidiaries)
   4.1 Articles of Incorporation
   4.2 Bylaws
   4.3 Originals of all SEC Filings
   4.4 Annual State Filing Records
   4.5 Tax Filing Records
   4.6 Originals of all News Releases
   4.7 Originals of all 8-K and SEC Filings

5. Originals of All Agreements/Contracts
6. All Mining Reports, Assessments, Exploration Details and Results
7. Full disclosure of all current, pending or past lawsuits or other litigation.
8. Details of any Pending Agreements/Acquisition
9. A list of all corporate assets (including the company car)
10. A list of all corporate debts
11. A list of all receivables and loans
12. A list of all bank accounts, security keys, car keys , check books, etc.
13. All original exploration and mining Licenses and gold claims
14. All gold mining acquisition agreements and contracts
15. Back up disks of all financial data and accounts

Tsap Wai Ping
President, Chief Executive Officer, Director